THIS EMPLOYMENT AGREEMENT made as of the 1st day of October, 2001.


BETWEEN:

      STORAGE @CCESS TECHNOLOGIES INC., a corporation incorporated under the laws of the Yukon Territory

      (hereinafter called the "Company")

                                                    OF THE FIRST PART;

      - and -

      IAN SUTCLIFFE, of the Town of Unionville, in the Province of Ontario

      (hereinafter called the "Employee")

                                                   OF THE SECOND PART.


      WHEREAS the Company has agreed to employ the Employee and the Employee has agreed to accept such employment, subject to the terms, conditions and covenants herein contained;

      AND WHEREAS the Company is in the business of providing data storage, access and management services;

      NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the Company and the Employee each agree with the other as follows:


                              ARTICLE 1
                  DEFINITIONS AND INTERPRETATION

1.1 As used in this agreement, the following words and phrases shall have the following meanings, respectively:

     (a) "Affiliate" has the same meaning as is ascribed thereto in the Business Corporations Act (Ontario);

     (b) "Board of Directors" means the board of directors of the Company from time to time; and

     (c) "Business Day" means any day other than a Saturday, Sunday or any other day which is a statutory holiday in the Province of Ontario or the State of Florida.

1.2 The division of this agreement into Articles, Sections and Subsections and the insertion of headings is for convenience of reference only and shall not affect the interpretation or construction of this agreement.

1.3 In this agreement, the use of the singular number shall include the plural and vice versa. The use of gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate or politic, an association or any other form of incorporated or unincorporated organization or entity.



          EXHIBIT 10.1

1.4 When calculating the period of time within which or following which any act is to be done or step taken pursuant to this agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next Business Day.

1.5 Any references herein to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.


                             ARTICLE 2
            EMPLOYMENT RIGHTS, DUTIES AND RESPONSIBILITIES

2.1 The Company hereby agrees to employ the Employee and, by his execution hereof, the Employee hereby agrees to be so employed and to serve the Company on the terms and conditions herein contained.

2.2 Subject to the exclusive authority of the Board of Directors over the management of all aspects of the business and affairs of the Company, the Employee shall serve as the Chairman and Chief Executive Officer of the Company with such duties and responsibilities as are customarily undertaken by the Chairman and Chief Executive Officer of a corporation engaged in a business of comparable size and type to that engaged in by the Company. In performing his duties hereunder, the Employee shall have all the power and authority necessary to perform such duties. As senior management of the Company, the Employee agrees to use his best efforts to operate the Company within an annual operating and capital budget and, along with other members of senior management, agrees to submit an annual budget for the approval of the Board of Directors.

2.3 The Board of Directors of the Company in consultation with the Employee may from time to time determine any changes to, additions to, or deletions from the Employee's position, responsibilities, duties and authority as reflected in this agreement.

2.4 Except as expressly permitted below, during the term of his employment under this agreement, including any renewal thereof, the Employee shall devote his entire working time and attention to the business and affairs of the Company and shall faithfully and diligently serve and endeavour to further the interests of the Company. Throughout such term of employment, the Employee shall not enter into the services of or be employed in any capacity or for any purpose whatsoever by any person other than the Company and the Employee agrees not to engage in any business, enterprise or undertaking other than his employment hereunder without the prior written consent of the Board of Directors. Notwithstanding the foregoing, nothing herein shall be construed so as to prevent the Employee from carrying out his duties as a member of the board of directors of a not-for-profit Ontario sports club for approximately several hours per month; provided further that nothing in this agreement shall be construed so as to prevent the Employee from making investments of a strictly passive nature so long as the undertaking forming the subject matter of any such investment is not competitive with the business or undertaking from time to time carried on by the Company and provided further that such investments, when considered together, are not of a type or in an amount such as would conflict with the timely and efficient performance by the Employee of his duties hereunder.

2.5 The Employee shall be required to provide his services at the head office of the Company in the City of Boca Raton, Florida or at such other place or places as the Company may designate from time to time; provided, however, that the Employee shall spend, a majority of each work week (being approximately 70%) at the head office of the Company in Boca Raton, or in New York City, New York or Atlanta, Georgia, as required to visit customers of the Company.


                             ARTICLE 3
               TERM AND TERMINATION OF AGREEMENT

3.1 The initial term of the Employee's employment shall be three months commencing on the date hereof (the "Initial Term"), unless sooner terminated in accordance with the provisions of Section 3.2; provided, however, that upon the expiry of the Initial Term, this



          EXHIBIT 10.1
agreement shall be automatically renewed on a month-to-month basis until written notice of termination is provided by either party pursuant to Section 3.2.

3.2 Either party may terminate this agreement at any time without cause by providing written notice to the other party, and the Employee's employment shall terminate immediately upon receipt of such notice. In such event, the Employee shall be entitled to receive any accrued and unpaid amounts for services rendered up to and including the date of termination; provided, however, that the Company shall have no obligation to make any other payments to the Employee, including without limitation, pay in lieu of notice or severance pay of any kind.


                            ARTICLE 4
                    COMPENSATION AND BENEFITS


4.1 The Employee shall receive compensation from the Company at the rate of US Ten Thousand Dollars (US $10,000) per month, payable monthly in arrears no later than 30 days after the end of each month. Such compensation shall be subject to review on an annual basis so as to ensure that it is commensurate with the services then being rendered by the Employee.

4.2 The Employee shall be solely responsible for all expenses incurred by the Employee in connection with the Employee's travel to and from Toronto and Boca Raton, including without limitation all accommodation expenses while staying in either of such cities, and the Company shall not be liable in any way for the aforementioned expenses. Notwithstanding the foregoing, the Company shall pay all reasonable expenses actually and properly incurred by the Employee in connection with the proper and efficient discharge of his duties and responsibilities while traveling to or from cities other than Toronto and Boca Raton. Such expenses shall be paid by the Company in accordance with the Company's guidelines in effect from time to time.

4.3 The Company shall have the right and shall deduct from all payments required to be made by it to the Employee pursuant to this agreement all amounts which are required to be withheld or deducted from the amounts so payable pursuant to any and all applicable federal, provincial or other governmental statutes, regulations, rules, by-laws or other directives.

4.4   The Employee will be granted options to purchase
600,000 common shares in the capital of the Company substantially in the form of the option agreement annexed hereto as Schedule "B".


                            ARTICLE 5
           CONFIDENTIALITY AND NON-COMPETITION COVENANTS

5.1 The Employee acknowledges that in the course of carrying out, performing and fulfilling his obligations to the Company hereunder, the Employee will have access to and will be entrusted with confidential information and trade secrets relating to the present and contemplated services, marketing techniques, procedures, products, suppliers, services, business, customers and clients of the Company, the disclosure of any of which confidential information and trade secrets to competitors of the Company or the general public would be highly detrimental to the best interests of the Company. The Employee further acknowledges that the right to keep secret such confidential information and trade secrets constitutes a proprietary right of the Company which the Company is entitled to protect. The Employee covenants and agrees with the Company that he shall hold all such confidential information and trade secrets in a fiduciary capacity and solely for the benefit of the Company and that he shall not disclose, divulge or otherwise communicate, in any manner whatsoever during the term of this agreement or during the period of five consecutive years immediately following its termination, any of such confidential information or trade secrets to any person nor shall the Employee, during the term of this agreement or during the period of five consecutive years immediately following its termination, directly or indirectly, use such confidential information and trade secrets for any purpose other than in furtherance of the business of the Company nor shall he, during the term of this agreement or during the period of five consecutive years immediately following its termination, directly or indirectly, disclose, divulge or otherwise communicate in any manner whatsoever or use for any purpose, other than for the purposes of the Company, information relating to the private affairs of the Company or any other information of a confidential nature which he may acquire during the term of this agreement with respect to the business and affairs of the Company.



          EXHIBIT 10.1

5.2 Any discoveries, improvements and/or inventions of any character pertaining to the industry in which the Company is engaged in or coming within the scope of the business of the Company made or developed by the Employee while in the employ of the Company, whether or not conceived or made during his regular working hours, or whether or not the Employee was specifically instructed to make or develop the same, or whether made solely by him or jointly or in common with others during the term of his employment hereunder, shall be for the sole and exclusive benefit of the Company and shall be considered to have been made under and by virtue of this agreement and shall immediately become the sole and exclusive property of the Company.
The Employee shall assign, set over and transfer to the Company his entire right, title and interest in and to any and all such discoveries, ideas and suggestions, improvements and/or inventions referred to herein and the Employee agrees to execute and deliver to the Company any and all such instruments and documents as may be necessary or desirable to accomplish such assignment and transfer and to perfect the title in the matters so assigned or transferred to the Company.

5.3 The Company acknowledges that the intellectual property assets listed in Schedule A (the "Excluded Intellectual Property") were made or developed prior to the Employee's employment with the Company and are owned by Sutcliffe & Associates. Notwithstanding anything contained in Section 5.2, the Excluded Intellectual Property shall at all times be and remain the sole and exclusive property of Sutcliffe & Associates.

5.4 The Employee covenants and agrees with the Company that he shall not, at any time during a period of one year following the termination of his employment with the Company for any reason whatsoever either directly or indirectly in any manner or capacity whatsoever:

      (a) solicit any person with whom the Company has had business relations as of the date of termination of such employment or at any time during the period of six consecutive months immediately preceding such date of termination or endeavour to entice away from the Company or any Affiliate thereof any such person or otherwise interfere with the relationship between such person and the Company or any Affiliate thereof; or

      (b) offer employment to or endeavour to entice away from the Company or any Affiliate thereof any person who is employed by the Company or any Affiliate thereof at the date of termination of the Employee's employment hereunder or interfere in any way with the employer/employee relations between such employee and the Company or any Affiliate thereof.

5.5 The Employee agrees that during the term of his employment by the Company, and for a period of two years thereafter, he shall not, without the prior written consent of the Board of Directors, directly or indirectly, whether for compensation or not, and whether as principal, agent, officer, director, employee, consultant or in any other capacity, alone or in association with any person:

      (a) carry on or be engaged in any business within North America which is competitive with the business now or at any time during the term of his employment with the Company being conducted by the Company or any Affiliate of the Company (a "Competitive Business"); or

      (b) be affiliated with, render services to, own, share in the earnings of, or invest in the shares, bonds or other securities of, any person engaged in a Competitive Business;

provided, however, that nothing herein shall be construed so as to prevent the Employee from working with IBM worldwide after termination of this agreement; and provided that nothing in this agreement shall preclude the Employee from making investments of a strictly passive nature, so long as the undertaking forming the subject matter of any such investment is not in a Competitive Business and provided further that such investments, when considered together, are not of a type or in an amount such as would conflict with the timely and efficient performance by the Employee of his duties to the Company hereunder; and provided that nothing in this agreement shall preclude the Employee from purchasing or owning publicly traded stock of any corporation engaged in a Competitive Business if such stock is traded



          EXHIBIT 10.1
on a recognized stock exchange, so long as the Employee's holdings therein do not exceed five percent (5%) of the issued and outstanding capital of the corporation in question.

5.6   The foregoing covenants of the Employee contained in this
Article 5 are made by the Employee acknowledging that he is a director and officer of the Company, that he has specific knowledge of the affairs of the Company and that he is in a fiduciary position to it. The Employee further acknowledges that the Company carries on or intends to carry on business throughout North America. In the event any clause or portion of any such covenants should be unenforceable or be declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of the covenants and such unenforceable or invalid portions shall be severable from the remainder of this agreement. The Employee hereby acknowledges and agrees that all restrictions contained in this agreement are reasonable and valid and all defences to the strict enforcement thereof by the Company are hereby waived by him.

5.7 Without limiting the remedies available to the Company at law or in equity, the Employee acknowledges that damages at law will be an insufficient remedy to the Company in view of the irreparable harm which will be suffered if the Employee violates any of the terms contained in this Article 5 and agrees that the Company may apply for and have injunctive relief in any court of competent jurisdiction specifically to enforce any such covenants upon any breach or threatened breach thereof or otherwise specifically to enforce any such covenants and the Employee hereby irrevocably waives all defences to the strict enforcement thereof by the Company.

5.8 The Employee hereby agrees that his obligations pursuant to the provisions of this Article 5 shall survive the termination of this agreement for the periods specified herein.


                              ARTICLE 6
                   GENERAL CONTRACT PROVISIONS

6.1 In the event that any provision herein or part thereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts thereof shall be and remain in full force and effect. If in any judicial proceeding, any provision of this agreement is found to be so broad as to be unenforceable, it is hereby agreed that such provision shall be interpreted to be only so broad as to be enforceable.

6.2 Any and all previous agreements between the parties hereto relating to the employment of the Employee by the Company are hereby terminated and cancelled. This agreement constitutes the entire agreement between the parties hereto with respect to all of the matters herein set out and its execution has not been induced by nor do any of the parties hereto rely upon or regard as material any representation or writing not incorporated herein and made a part hereof. This agreement shall not be amended, altered or qualified except by an agreement in writing signed by both of the parties hereto.

6.3 All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to the other shall be given in writing by personal delivery, by telefax or by mail, postage prepaid, addressed to such other party or delivered to such other party as follows:

      (a)  to the Company at:
           Storage @ccess Technologies Inc.
           4800 North Federal Highway
           Building A-200
           Boca Raton, Florida
           U.S.A.   33431

           Attention:   Eric Pinkney
           Facsimile:   _____________



          EXHIBIT 10.1

      (b)  to the Employee at:
           Ian Sutcliffe
           16 Stonehedge Hollow
           Unionville, Ontario
           L3R 3Y9

           Facsimile:    905-415-8800

or at such other address as may be given by either of them to the other in writing from time to time, and such notices, requests, demands, acceptances or other communications shall be deemed to have been received when delivered, or, if telecopied, on the Business Day following the date of telecoping thereof, or, if mailed, five Business Days following the date of mailing thereof; provided that if any such notice, request, demand or other communication shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received five Business Days following the resumption of normal mail service.

6.4 This agreement shall be governed by, and construed in accordance with, the laws of the State of Florida and the federal laws of the United States applicable therein without regard to the laws related to choice or conflicts of law.

6.5 All dollar amounts referred to in this agreement are expressed in U.S. currency.

6.6 This agreement is not assignable by either of the parties hereto without the prior written consent of the other and, subject to the foregoing, shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including, in the case of the Employee, his heirs, executors and administrators.

6.7 Time shall be of the essence of this agreement and of every part hereof.

      IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

SIGNED SEALED AND DELIVERED   ))
In the Presence of            ))    STORAGE @CCESS TECHNOLIGIES, INC.
                              ))
                              ))    By:______________________________
                              ))    Name:
                              ))    Title:
                              ))


                                    _________________________________
                                    IAN SUTCLIFFE
_____________________________
Witness



          EXHIBIT 10.1



                           SCHEDULE A

               EXCLUDED INTELLECTUAL PROPERTY


* Go-To-Market Roadmap Methodology - A methodology for developing channel strategies based on product development stage, sales cycle costs and customer buying behavior

* Relationship Selling Methodology - A methodology for building a relationship with targeted customers that is designed to put the company in control of the sale and provide the best value for the customer and for the company


* Blueprint Sales Process Methodology - A consultative sale process designed to develop value added solutions to solve customer problems and sell products and services to support the recommended solution

* Internet Marketing Methodology - A 6 step methodology for developing effective marketing plans for deployment through the Internet while integrating with traditional marketing plans and budgets




          EXHIBIT 10.1